Exhibit 99.1
Press Release

TIDEWATER INC. — Pan-American Life Center — 601 Poydras Street, Suite 1900 — New Orleans, LA 70130 — Telephone (504) 568-1010 — Fax (504) 566-4582

Tidewater to Present at the Howard Weil 41st Annual Energy Conference

NEW ORLEANS, March 13, 2013 -- Tidewater Inc. (NYSE:TDW) announced today that Jeffrey M. Platt, President and CEO, and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Howard Weil 41st Annual Energy Conference in New Orleans, Louisiana on Tuesday, March 19, 2013, at approximately 1:40 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenters.

Tidewater is the leading provider of larger Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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